EXHIBIT 10.6

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is made and entered into this 20thday of March, 2014, by Bovie Medical Corporation, a Delaware corporation ("Indemnitor") in favor and for the benefit of The Bank of Tampa, a Florida banking corporation (the "Indemnitee").

W I T N E S S E T H:

WHEREAS, as of even date herewith, Indemnitee has made to Indemnitor and Indemnitor has borrowed from Indemnitee a certain loan (the "Loan") in the principal amount of $3,592,000.00, which Loan is evidenced and secured by Indemnitor's Promissory Note (as amended, modified, restated, increased, decreased or renewed, at any time or from time to time, the "Note") in said sum, a Mortgage, Security Agreement, Financing Statement and Assignment of Rents (as amended, modified or restated at any time or from time to time, the "Mortgage"), an Assignment of Rents, Leases, Profits and Contracts, certain UCC-1 Financing Statements (the foregoing documents and instruments and all other documents or instruments executed and/or delivered in connection with the Loan, as amended, modified, or restated at any time or from time to time, being referred to as the "Loan Documents"), which Loan is for the purposes of financing, and is secured by, certain real property located in Pinellas County, Florida, and more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (together with any improvements constructed or to be constructed thereon, the "Premises"); and,

WHEREAS, to induce Indemnitee to grant or extend the Loan to Indemnitor, Indemnitee is requiring that Indemnitor execute and deliver this Agreement as a condition of said Loan;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), Indemnitee's extension of credit to Indemnitor, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated by reference for all purposes.

2. Definitions. In addition to the various definitions as contained in the preamble and recitals of this Agreement, as well as those terms which are defined elsewhere in this Agreement, the following terms, as used in this Agreement, shall have the meanings indicated, unless the context otherwise demands:

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC §§9601, et seq.), as amended from time to time, including without limitation, the Superfund Amendments and Reauthorization Act ("SARA").

"CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System, or any other information system, established pursuant to CERCLA or any other Environmental Law or Environmental Regulation.

"Environmental Law" shall mean any federal, state or local law, statute, code, ordinance, or common law, whether now in existence or established or enacted in the future, relating to pollution, protection of the environment, health, industrial hygiene, Hazardous Substances (including, without limitation, the manufacture, generation, distribution, use, treatment, storage, disposal, transport or handling thereof) or relating to above ground or underground storage tanks, including but not limited to CERCLA, SARA, the Solid Waste Disposal Act, as amended by RCRA and the Solid and Hazardous Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, RCRA, the Florida Resource Recovery and Management Act (Florida Statutes §§403.701, et seq.), and the Pollutant Spill Prevention and Control Act (Florida Statutes §§376.011 through 376.17 and 376.19 through 376.21), and any and all amendments to any of the foregoing.

"Environmental Regulation" shall mean any regulation or rule promulgated by any Environmental Regulator pursuant to any Environmental Law or otherwise.

"Environmental Regulator" shall mean any federal, state or local governmental or quasi-governmental unit, body or agency which regulates, or is charged with regulating, the environment or Hazardous Substances or which is charged with enforcing any Environmental Law or promulgating Environmental Regulations, including, without limitation, the Environmental Protection Agency ("EPA"), or the Florida Department of Environmental Protection ("FDEP").

"Hazardous Substance" shall mean, without limitation, one or more of the following substances:

(i) Those substances included within the definition of "hazardous substances," "hazardous materials," "hazardous wastes", "toxic substances," "solid waste," "pollutants," "contaminants," or "nuclear or byproduct material" in CERCLA, SARA, RCRA, the Toxic Substances Control Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, the Hazardous Materials Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Atomic Energy Act of 1954, as amended, and in any Environmental Regulations promulgated pursuant to said laws;

(ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended) or by the EPA (or any successor agency) as hazardous substances (40 CFR Part 302, as amended) or by FDEP or any other Environmental Regulator as hazardous substances;

(iii) Such other substances, materials and wastes which are or become regulated under any Environmental Law, Environmental Regulation or any other federal, state or local law, rule or regulation; and

(iv) Any asbestos, polychlorinated biphenyls, petroleum products and distillates, and other solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, explosive, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health and well being.

"National Priorities List" shall mean the National Priorities List established pursuant to CERCLA or any other list identifying hazardous or toxic waste sites maintained or controlled by any Environmental Regulator.

"RCRA" shall mean the Resource Conservation and Recovery Act of 1976 (42 USC §§6901, et seq.), as amended from time to time.

3. Representations and Warranties. Indemnitor represents and warrants, after all due inquiry and investigation, that:

(a) The Premises have not been in the past nor are they presently being used for the storage or generation of any Hazardous Substance in violation of applicable Environmental Laws, Environmental Regulations, orders of Environmental Regulators, or permits issued by any Environmental Regulator.

(b) To Indemnitor’s knowledge, no Hazardous Substance has been released or disposed of on the Premises or any part thereof in violation of applicable Environmental Laws, Environmental Regulations, orders of Environmental Regulators or permits issued by Environmental Regulators.

(c) To Indemnitor’s knowledge, there are no underground storage tanks or storage facilities located in or on the Premises or any part thereof in violation of Environmental Laws, Environmental Regulations, orders of Environmental Regulators or permits issued by Environmental Regulators.

(d) There are no known violations on the Premises of any Environmental Laws or Environmental Regulations.

(e) Indemnitor has obtained all permits and/or licenses from Environmental Regulators necessary or required in order to conduct its operations as now conducted. A schedule of all such presently existing permits and/or licenses is attached hereto as Exhibit "B" and by this reference made a part hereof, which schedule accurately sets forth the type of permit or license, the issuing agency, the issuance date and the expiration date, if any. Indemnitor has provided to Indemnitee true and correct copies of all such permits and/or licenses and all of same are in full force and effect.

(f) The Premises are unencumbered by the lien of any Environmental Regulator or any third party for clean-up costs, damages or other costs pursuant to any Environmental Law or Environmental Regulation.

(g) Indemnitor has received no notice from any Environmental Regulator of any response action pursuant to any Environmental Law or Environmental Regulation with regard to the Premises or any other properties owned, operated or controlled by Indemnitor.

(h) No Environmental Regulator has sought to impose or enforce any fine, penalty, assessment, cost, forfeiture or imposition against Indemnitor or any person occupying, or operating any improvement or facility on the Premises or any part thereof for violation of, or non-compliance with, any Environmental Laws or Environmental Regulations, nor has any Environmental Regulator sought to impose a lien or claim of lien against the Premises, any part thereof, or any other properties owned, operated or controlled by Indemnitor.

(i) Neither the Premises nor any other properties owned, operated or controlled by Indemnitor, jointly or severally, are listed on the National Priorities List or with CERCLIS.

(j) No permit is or has been required from or by any Environmental Regulator for the use, maintenance or operation of any improvement or facility on, or which is a part of, the Premises, other than as specifically disclosed in Exhibit "B" attached hereto.

(k) No summons, citation, order directing compliance or inquiry has been made or given by any Environmental Regulator to Indemnitor.

(l) No Environmental Regulator or any third party has demanded any right of recovery nor brought or, to Indemnitor’s knowledge, threatened to bring any action, cause of action, suit or proceeding seeking recovery for payment or reimbursement for clean-up costs, damages or other costs incurred under or pursuant to any Environmental Law or Environmental Regulation.

(m) To the best of Indemnitor's knowledge and belief no properties adjoining or abutting the Premises (i) have been used for the storage, generation, release or disposal of any Hazardous Substance in violation of applicable Environmental Laws, Environmental Regulations, orders of any Environmental Regulator or permits issued by any Environmental Regulator, (ii) are subject to the lien of any Environmental Regulator or any third party for clean-up costs, damages or other costs pursuant to any Environmental Law or Environmental Regulation, (iii) are or have been the subject of any response action pursuant to any Environmental Law or Environmental Regulation, (iv) are listed on the National Priorities List or with CERCLIS, (v) are under or covered by any permit issued by any Environmental Regulator for the use, operation or maintenance of any improvement or facility located thereon or (vi) are the subject of any summons, citation, order directing compliance or inquiry of any Environmental Regulator.

(n) Any independent investigation by Indemnitee of any facts warranted above shall in no way diminish the reliance by Indemnitee upon the warranties and representations made by Indemnitor herein.

4. Covenant Not To Store Hazardous Substances In Violation of Law. Indemnitor covenants and agrees that it will not, at any time, use, operate, or maintain the Premises, or any part or parcel thereof, for (i) the storage, generation, release or disposal of any Hazardous Substance of any kind in violation of Environmental Laws or Environmental Regulations, orders of Environmental Regulators or permits issued by Environmental Regulators, (ii) any purpose that would give rise to a response action, to the imposition of any fine, penalty, assessment, cost, forfeiture or imposition for violation of Environmental Laws or Environmental Regulations or to a claim, claim of lien or lien against the Premises, any part or parcel thereof, Indemnitee, Indemnitee's properties, Indemnitor or Indemnitor's properties for clean-up costs, damages or other costs pursuant to any Environmental Law or Environmental Regulation, or (iii) any purpose that would cause the Premises to be listed on the National Priorities List or with CERCLIS. Indemnitor further agrees that it will not use, operate or maintain any other properties owned, operated or controlled by Indemnitor for the foregoing purposes and which would give rise to a claim, claim of lien or lien against the Premises or any part or parcel thereof. From time to time at the request of Indemnitee, Indemnitor(and such of Indemnitor's principals, officers, directors [if Indemnitor is a corporation], general partners [if Indemnitor is a partnership], employees, agents, managers, independent contractors or other persons having knowledge of the operation, use and maintenance of the Premises, as Indemnitee shall require) shall execute and deliver to Indemnitee a certificate, in form and content acceptable to Indemnitee, reaffirming the validity, correctness and currency of the warranties and representations made in this Agreement.

5. Covenants As To Permits. Indemnitor covenants and agrees that it shall at all times hereafter maintain and keep in full force and effect all permits and/or licenses issued by Environmental Regulators, necessary or required in order to conduct Indemnitor's operations, including without limitation those shown on Exhibit "B" attached hereto. Indemnitor further covenants and agrees that it shall apply for in a timely manner, obtain and thereafter maintain in full force and effect any and all such permits and/or licenses at any time hereafter required or necessary to conduct Indemnitor's operations.

6. Indemnification. Indemnitor acknowledges that Indemnitee is relying on the veracity of the warranties and representations made herein and on Indemnitor's full and faithful compliance with the covenants contained herein, and Indemnitor agrees to and shall indemnify, defend (by counsel reasonably acceptable to Indemnitee) and hold Indemnitee harmless of, from and against (i) any and all liabilities, claims, demands, obligations, losses, awards, judgments, or amounts paid in settlement or compromise thereon, and costs associated therewith, including reasonable attorneys' fees, by virtue of any investigation, inquiry, suit, proceeding, action, cause of action, right to recovery, assessment, claim, claim of lien or lien of or by any Environmental Regulator or any third party with respect to the Premises, Indemnitor, Indemnitor's operation of the Premises or any adjoining lands for clean-up costs, damages (including without limitation punitive or consequential damages, whether foreseeable or unforeseeable), or other costs pursuant to any Environmental Law, Environmental Regulation or order of an Environmental Regulator or any common law right of recovery, including without limitation those arising from personal injury, death or property damage, (ii) any and all fines, penalties, assessments, forfeitures, payments, impositions or amounts paid in settlement or compromise thereon, together with costs associated therewith, including reasonable attorneys' fees, imposed or obtained by or awarded to any Environmental Regulator for violation of, or non-compliance with, any Environmental Law or Environmental Regulation, (iii) any and all costs required to take necessary precautions to protect against the release of any Hazardous Substance in, on, under or affecting the Premises, or any part or parcel thereof, into the air, any body of water, any other public domain or any surrounding or adjoining properties, (iv) any and all costs required to comply, in connection with all or any portion of the Premises or any surrounding or adjoining properties, with applicable Environmental Laws, Environmental Regulations, orders of Environmental Regulators or permits issued by Environmental Regulators, (v) any breach of the representations, warranties or covenants of Indemnitor contained herein, and (vi) any and all costs of any required or necessary inspection, audit, clean-up, detoxification and the preparation of any closure or other required plans, consent orders, or permit or license applications.

7. Release of Hazardous Materials; Claim. Indemnitor agrees to immediately notify Indemnitee upon the occurrence of any storage, generation, release, disposal or placing of any Hazardous Substance of any kind in, on, about or under the Premises, or any part or parcel thereof. Indemnitor shall further immediately notify Indemnitee in writing of the receipt of any notice, order, correspondence, communication or information that (i) a permit is required from any Environmental Regulator for the use, maintenance or operation of any improvement or facility on, or which is a part of, the Premises, (ii) a summons, citation, order directing compliance or inquiry is being issued or made by any Environmental Regulator, (iii) any Environmental Regulator or any third party has demanded or asserted any right of recovery for payment or reimbursement, or any claim, claim of lien or lien against the Premises, or any part or parcel thereof, for clean-up costs, damages, or other costs incurred under or pursuant to Environmental Laws or Environmental Regulations or under any common law right of recovery, (iv) the Premises are or will be listed on the National Priorities List or with CERCLIS, (v) any fine, penalty, assessment, cost, forfeiture or imposition has been, or will be or is sought to be imposed against Indemnitor or Indemnitee for violation or asserted violation of Environmental Laws, Environmental Regulations, orders of Environmental Regulators or permits issued by any Environmental Regulator, (vi) an underground storage tank or storage facility is located in or on the Premises, or (vii) any response action pursuant to any Environmental Law or Environmental Regulation is being, or will be, commenced by any Environmental Regulator or any third party with regard to (1) the Premises or (2) any other properties owned, operated or controlled by Indemnitor which would give rise to a claim, claim of lien or lien against the Premises.

8. Clean-up Plan. In the event of any determination that any Hazardous Substance has been stored, generated, released, disposed of or is located in, on, about or under the Premises, or any part or parcel thereof, or, that any underground storage tank or storage facility is located in, on, about or under the Premises, or any part or parcel thereof, in violation of applicable Environmental Laws, Environmental Regulations, orders of Environmental Regulators, or permits issued by Environmental Regulators, Indemnitor shall immediately notify the appropriate Environmental Regulator having jurisdiction thereof, and accept full responsibility therefor. Indemnitor shall, further, within thirty (30) days of such determination, submit evidence to Indemnitee of the remedial action deemed necessary to provide for the full and adequate clean-up and removal of any such Hazardous Substance or underground storage tanks or storage facilities, and the total restoration of the Premises or any affected portion thereof, and as soon as possible shall provide, at Indemnitor's sole cost and expense, detailed plans and specifications therefor. Indemnitor shall, after obtaining all necessary approvals, permits and/or licenses of all appropriate governmental or quasi-governmental units, bodies or agencies, including without limitation Environmental Regulators, diligently prosecute the accomplishment of the remedial action contemplated herein, at Indemnitor's sole cost and expense.

9. Modification of Existing Improvements.

(a) Indemnitor covenants and agrees with Indemnitee that prior to any modification, renovation, demolition rehabilitation, remodeling, retrofit, or expansion of the existing improvements comprising a portion of the Premises, Indemnitor shall undertake and obtain, at its sole cost and expense, from a third-party licensed environmental consultant or engineer, reasonably acceptable to Indemnitee, an asbestos survey of said improvements, or, to the extent that such modification, renovation, demolition, rehabilitation, remodeling, retrofit, or expansion relates to only a portion of the improvements, such portion of the improvements, together with a written report of the results of such asbestos survey, in order to determine the existence of asbestos containing materials (“ACMs”) within said improvements and recommendations as to a proposed operating and maintenance program (“O&M Program”) with respect to any ACMs disclosed by such report. The asbestos survey must include an assessment of all suspected ACMs including those that are not normally accessible. Indemnitor shall provide a copy of the report of the asbestos survey and any recommended O&M Program to Indemnitee for its review, which O&M Program must provide for the removal, handling and/or disposal of any such ACMs consistent, and in compliance, with all applicable Environmental Laws and Environmental Regulations. To the extent that any ACMs are determined to exist with respect to any portion of the Premises, Indemnitor shall adopt and thereafter undertake an O&M Program for removal and/or management of such ACMs consistent with the recommendations of the report of the asbestos survey prior to, or in conjunction with, undertaking any modification, renovation, demolition rehabilitation, remodeling, retrofit, or expansion of the existing improvements comprising a portion of the Premises. If an O&M Program is established, Indemnitor shall comply in a timely manner with, and cause all employees, agents and contractors of Indemnitor to comply with the O&M Program. All costs of performance of Indemnitor’s obligations under any O&M Program shall be paid by Indemnitor, and Indemnitee’s out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Indemnitor’s performance shall be paid by Indemnitor upon demand by Indemnitee.

(b) Indemnitor covenants and agrees with Indemnitee that prior to any actions taken with respect to, or which would impact, any painted surfaces within the Premises, including without limitation, sanding, scraping, or heat-gun or chemical removal, any existing painted surfaces shall be assessed, at Indemnitor’s sole cost and expense, by a third-party licensed environmental consultant or engineer, reasonably acceptable to Indemnitee for the presence of lead-based paints (“LBPs”). To the extent that the presence of LBPs is detected within the Premises, Indemnitor shall conduct, and/or shall cause all employees, agents and contractors of Indemnitor to conduct, the removal of any such LBPs in a controlled manner consistent, and in compliance, with all applicable Environmental Laws and Environmental Regulations. All costs of performance of Indemnitor’s obligations with respect to LBPs or their removal shall be paid by Indemnitor, and Indemnitee’s out-of-pocket costs incurred in connection with the monitoring and review of any course of action with respect to LBPs and Indemnitor’s performance shall be paid by Indemnitor upon demand by Indemnitee.

10. Indemnitee's Additional Rights. In the event that Indemnitee shall, at any time, determine that any Hazardous Substance has been stored, generated, released, disposed or is located on, in, upon, about or under the Premises or any part or parcel thereof or that any underground storage tank or storage facility is located on, in, upon or under the Premises or any part or parcel thereof, in violation of applicable Environmental Laws, Environmental Regulations, orders of Environmental Regulators or permits issued by Environmental Regulators or in the event that the Premises or any part or parcel thereof are subject to the claim, claim of lien or lien of any Environmental Regulator or any third party for clean-up costs, damages or other costs pursuant to any Environmental Law or Environmental Regulation or common law right of recovery, Indemnitee, in addition to all other rights and remedies which it may have hereunder, under any other Loan Document, or at law or in equity, shall have the right, but without any obligation, to reassign or reconvey the Premises or any part or parcel thereof to Indemnitor or Indemnitor's successor-in-interest.

11. Indemnitor's Liability. The liability of Indemnitor under this Agreement shall not be limited or impaired by (i) any amendment or modification of the Note, or the Loan Documents, (ii) any extension of time, or renewal, for the payment of the indebtedness evidenced by the Note or performance required under the Note or the other Loan Documents, (iii) any exculpatory provision in the Note, the Mortgage or the other Loan Documents limiting Indemnitee's recourse to the Premises or other collateral security for the Loan or limiting Indemnitee's right to seek a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor in this Agreement, the Mortgage or any other Loan Documents, (v) the release of Indemnitor, or any other person from performance or observance of any agreements, covenants, terms or conditions contained in the Note, the Mortgage or the other Loan Documents, or (vi) the release or substitution in whole or in part of any of the collateral security for the Loan. If more than one person or entity shall execute this Agreement, the liability of Indemnitor shall be joint and several. Further, Indemnitor acknowledges and agrees that this Agreement constitutes a covenant separate and apart from the Note, the Mortgage or the other Loan Documents and may be enforced by Indemnitee without regard to said other documents or the enforcement thereof. This Agreement shall not be deemed to be secured by the Mortgage and nothing contained in the Note, the Mortgage or the other Loan Documents shall limit Indemnitor's liability hereunder.

12. Continuing Nature. The provisions of this Agreement shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of any liability, claim, obligations or losses exist hereunder, and shall further survive the acquisition of the Premises by Indemnitee pursuant to a sale or foreclosure under the Mortgage or pursuant to a deed or assignment in lieu of foreclosure or otherwise, but only as it relates to any time period prior to the possession of the Premises by Indemnitee or anyone else acquiring the Premises through a sale or foreclosure under the Mortgage.

13. Insurance. Indemnitor acknowledges and agrees that the indemnity provisions contained herein and Indemnitor's obligations and liabilities arising hereunder are exclusive of, and in addition to, (i) any and all obligations of Indemnitor under the Loan Documents to carry insurance and (ii) any and all insurance policies maintained by or on behalf of Indemnitor and insuring against any of the matters described in said indemnity provisions.

14. Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

15. Binding Effect. The terms, conditions, covenants, indemnities, agreements, powers and privileges contained herein shall extend to, be binding upon and available for the heirs, executors, administrators, successors, and to the extent permitted under the Loan Documents, assigns of each of the respective parties hereto.

16. Severance. In the event any one or more of the provisions or terms of this Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

17. Headings. The paragraph headings used herein are for convenience of reference only and are not to be used in the construction or interpretation hereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

19. Governing Law. This Agreement, shall be governed, interpreted and construed by, through and under the laws of the State of Florida, excepting, however, its laws or principles regarding conflicts of laws or choice of laws.

20. Attorneys' Fees. In the event that Indemnitee shall retain an attorney to enforce its rights hereunder or shall bring, or appear in, any action, suit or proceeding (including without limitation appearances in bankruptcy proceedings) with respect to this Agreement or enforcement of the terms hereof, Indemnitee shall be entitled to recover all of its costs associated therewith including its reasonable attorneys' fees. Attorneys' fees shall be deemed to include charges for paralegals, law clerks and other staff members operating under the supervision of an attorney and shall also include, without limitation, any allocated costs of Indemnitee’s in-house counsel to the extent permitted by applicable law. Any award or payment of attorneys' fees hereunder or by a court of competent jurisdiction shall also include any and all sales and/or use taxes imposed thereon by any appropriate governmental authority.

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IN WITNESS WHEREOF, Indemnitor has duly executed this Agreement as of the day and year first above written.

Indemnitor:
Witnesses:
BOVIE MEDICAL CORPORATION,
a Delaware corporation
______________________________
______________________________
(Printed Name of Witness)	By:	______________________________________
Robert L. Gershon, Chief Executive Officer

______________________________
______________________________
(Printed Name of Witness)

Exhibits:

A—Legal Description
B—Schedule of Existing Environmental Permits

EXHIBIT “A”

LEGAL DESCRIPTION

Lot 9, in the Southeast 1/4 of Section 4, Township 30 South, Range 16 East, according to the plat of Pinellas Groves, Inc., recorded in Plat Book 1, Page 55, of the Public Records of Pinellas County, Florida, LESS the West 150 feet thereof and also LESS that part lying within 120 feet of survey line of State Road S-688, Section 15120, as described in Clerk's Instrument No. 260901B, Official Records Book 2081, Page 593, Pinellas County Records.

EXHIBIT “B”

EXISTING ENVIRONMENTAL PERMITS

Privately Owned Collection and Transmission System Operating Permit No. 130717LS925-66, issued by the City of Largo, Florida, Department of Environmental Services, issued to Bovie Medical Corporation, with an Effective Date of July 20, 2013 and an Expiration Date of July 19, 2015.